Exhibit 10.1

ADDENDUM TO ARRANGEMENT AGREEMENT AND PLAN OF ARRANGEMENT

April 16, 2025

1. The undersigned are each a party to that certain Arrangement Agreement, dated as of September 3, 2024, as amended December 6, 2024, January 24, 2025 and February 25, 2025 (the “Agreement”) and that certain Plan of Arrangement, dated as of September 3, 2024, as amended January 24, 2025 and February 25, 2025 (the “Plan”). Capitalized terms used and not defined herein shall have the meanings ascribed in the Agreement and/or the Plan as applicable.

2. The Agreement and the Plan provide that the Exchange Ratio shall be calculated as of immediately prior to the Effective Time.

3. Notwithstanding the foregoing, the undersigned desire to calculate the 30 Day VWAP as of the date first set forth above, in anticipation of closing the Arrangement on or about April 25, 2025.

4. The undersigned hereby agree that, using the 30 Day VWAP calculated as of the date first set forth above, the fraction included in the Exchange Ratio calculation and expressed as “B/C” is equal to 30,000,000, and that as such, the aggregate Consideration to be received by SRx Shareholders pursuant to the Agreement and the Plan shall be a total of 30,000,000 Parent Shares and/or Exchangeable Shares. The undersigned hereby agree that the foregoing is final and binding with respect to the Agreement and the Plan and the consummation of the Arrangement.

5. Except as expressly set forth in this Addendum, each of the Agreement and the Plan is and shall continue to be in full force and effect and is hereby, in all respects, ratified and confirmed. The execution, delivery and effectiveness of this Addendum shall not, except as expressly set forth herein, operate as a waiver of any right, power or remedy of any party under the Agreement or the Plan, nor, except as expressly set forth herein, constitute a waiver or amendment of any provision of the Agreement of the Plan.

6. This Addendum shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

7. This Addendum may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Signature Page Follows

IN WITNESS WHEREOF, the undersigned have executed this Addendum to Arrangement Agreement and Plan of Arrangement as of April 16, 2025.

BETTER CHOICE COMPANY INC.

By:
Name:	Michael Young
Title:	Chairman

SRX HEALTH SOLUTIONS INC.

By:
Name:	Adesh Vora
Title:	President & Chief Executive Officer

SRX HEALTH SOLUTIONS INC.

By:
Name:	Dave Sohi
Title:	Chief Financial Officer